December 4, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

     We have read and agree with the comments in item 4, of Form 8-K of Kent Financial Services, Inc., dated December 4, 2001.



Yours truly,

/s/ Deloitte & Touche LLP
------------------------------